                                                                     EXHIBIT 4.6





                     TRUST CONVERTIBLE PREFERRED SECURITIES
                              GUARANTEE AGREEMENT


                         EL PASO ENERGY CAPITAL TRUST I


                           DATED AS OF MARCH 17, 1998

                               TABLE OF CONTENTS
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

                                                                                                              PAGE
                                                             ARTICLE I
                                                  DEFINITIONS AND INTERPRETATION
SECTION 1.1       Definitions and Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

                                                            ARTICLE II
                                                        TRUST INDENTURE ACT

SECTION 2.1       Trust Indenture Act; Application  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
SECTION 2.2       Lists of Holders of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
SECTION 2.3       Reports by the Trust Preferred Guarantee Trustee  . . . . . . . . . . . . . . . . . . . . . . 6
SECTION 2.4       Periodic Reports to Trust Preferred Guarantee Trustee . . . . . . . . . . . . . . . . . . . . 6
SECTION 2.5       Evidence of Compliance with Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . 6
SECTION 2.6       Guarantee Events of Default; Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
SECTION 2.7       Guarantee Event of Default; Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
SECTION 2.8       Conflicting Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

                                                            ARTICLE III
                                   POWERS, DUTIES AND RIGHTS OF TRUST PREFERRED GUARANTEE TRUSTEE

SECTION 3.1       Powers and Duties of the Trust Preferred Guarantee Trustee  . . . . . . . . . . . . . . . . . 7
SECTION 3.2       Certain Rights of Trust Preferred Guarantee Trustee . . . . . . . . . . . . . . . . . . . . . 9
SECTION 3.3       Not Responsible for Recitals or Issuance of Trust
                     Preferred Securities Guarantee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

                                                            ARTICLE IV
                                                 TRUST PREFERRED GUARANTEE TRUSTEE

SECTION 4.1       Trust Preferred Guarantee Trustee; Eligibility  . . . . . . . . . . . . . . . . . . . . . . .12
SECTION 4.2       Appointment, Removal and Resignation of Trust
                          Preferred Guarantee Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

                                                             ARTICLE V
                                                             GUARANTEE

SECTION 5.1       Guarantee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
SECTION 5.2       Waiver of Notice and Demand . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

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                                     - i -

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SECTION 5.3       Obligations Not Affected  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
SECTION 5.4       Rights of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
SECTION 5.5       Guarantee of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
SECTION 5.6       Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
SECTION 5.7       Independent Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16

                                                            ARTICLE VI
                                                LIMITATION OF TRANSACTIONS; RANKING

SECTION 6.1       Limitation of Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
SECTION 6.2       Ranking . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17

                                                            ARTICLE VII
                                                            TERMINATION

SECTION 7.1       Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17

                                                           ARTICLE VIII
                                                         CERTAIN COVENANTS

SECTION 8.1       Payment of Additional Sums  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
SECTION 8.2       Continued Ownership of Trust Common Securities, Etc.  . . . . . . . . . . . . . . . . . . . .18

                                                            ARTICLE IX
                                                       INDEMNIFICATION, ETC

SECTION 9.1       Exculpation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
SECTION 9.2       Fees, Expenses and Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19

                                                             ARTICLE X
                                                           MISCELLANEOUS

SECTION 10.1      Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
SECTION 10.2      Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
SECTION 10.3      Holding Company Formation, Consolidations and Mergers . . . . . . . . . . . . . . . . . . . .20
SECTION 10.4      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
SECTION 10.5      Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
SECTION 10.6      Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
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                                     - ii -

                          EL PASO NATURAL GAS COMPANY

                     TRUST CONVERTIBLE PREFERRED SECURITIES
                              GUARANTEE AGREEMENT

                 This Trust Convertible Preferred Securities Guarantee Agreement (the "Trust Preferred Securities Guarantee"), dated as of March 17, 1998, is executed and delivered by El Paso Natural Gas Company, a Delaware corporation (the "Guarantor"), and The Chase Manhattan Bank, a New York banking corporation, as trustee (the "Trust Preferred Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Trust Preferred Securities (as defined herein) of El Paso Energy Capital Trust I, a Delaware statutory business trust (the "Issuer").

                                R E C I T A L S:

                 WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of March 16, 1998, among the trustees of the Issuer named therein, El Paso Natural Gas Company, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof 6,500,000 Trust Convertible Preferred Securities, having an aggregate Liquidation Amount of $325,000,000, designated the 4 3/4% Trust Convertible Preferred Securities, which amounts exclude 700,000 4 3/4% Trust Convertible Preferred Securities having an aggregate Liquidation Amount of $35,000,000 that are subject to purchase pursuant to an underwriters' over-allotment option (all 4 3/4% Trust Convertible Preferred Securities issued by the Issuer, including any issued in connection with such over-allotment option, are referred to herein collectively as the "Trust Preferred Securities"); and

                 WHEREAS, as an incentive for the Holders to purchase the Trust Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Trust Preferred Securities Guarantee, to pay to the Holders of the Trust Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

                 WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (the "Trust Common Securities Guarantee"), with substantially identical terms to this Trust Preferred Securities Guarantee for the benefit of the holders of the Trust Common Securities (as defined herein), except that if the Guarantor is in default on any of its obligations under the Trust Preferred Securities Guarantee or the Subordinated Indenture, the rights of holders of the Trust Common Securities to receive "Guarantee Payments" (as such term is defined in the Trust Common Securities Guarantee) under the Trust Common Securities Guarantee are subordinated, to the extent and in the manner set forth in the Trust Common Securities Guarantee, to the rights of Holders of Trust Preferred Securities to receive Guarantee Payments under this Trust Preferred Securities Guarantee;

                 NOW, THEREFORE, in consideration of the purchase by each Holder of Trust Preferred Securities, which purchase the Guarantor hereby acknowledges shall benefit the Guarantor, the Guarantor executes and delivers this Trust Preferred Securities Guarantee for the benefit of the Holders.

                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION

SECTION 1.1      Definitions and Interpretation

                 In this Trust Preferred Securities Guarantee, unless the context otherwise requires:

         (a) Capitalized terms used in this Trust Preferred Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

         (b) Capitalized terms used in this Trust Preferred Securities Guarantee but not otherwise defined herein shall have the meanings assigned to them in the Declaration or the Subordinated Indenture, as the case may be;

         (c) A term defined anywhere in this Trust Preferred Securities Guarantee has the same meaning throughout;

         (d) All references to "the Trust Preferred Securities Guarantee" or "this Trust Preferred Securities Guarantee" are to this Trust Preferred Securities Guarantee as modified, supplemented or amended from time to time;

         (e) All references to this Trust Preferred Securities Guarantee to Articles and Sections are to Articles and Sections of this Trust Preferred Securities Guarantee, unless otherwise specified;

         (f) A term defined in the Trust Indenture Act has the same meaning when used in this Trust Preferred Securities Guarantee, unless otherwise defined in this Trust Preferred Securities Guarantee or unless the context otherwise requires; and

         (g) A reference to the singular includes the plural and vice versa.

                 "Affiliate" has the same meaning as given to that term in Rule 405 under the Securities Act of 1933, as amended, or any successor rule thereunder; provided, however, that an Affiliate of the Guarantor shall not be deemed to include the Issuer.

                 "Business Day" means any day other than a day on which banking institutions in the City of New York are authorized or required by law or executive order to close.

                 "Corporate Trust Office" means the principal corporate trust office of the Trust Preferred Guarantee Trustee in the Borough of Manhattan, the City of New York, which office at the date hereof is located at 450 West 33rd Street, New York, New York 10001.

                 "Covered Person" means any Holder or beneficial owner of Trust Preferred Securities.

                 "Guarantee Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Trust Preferred Securities Guarantee.

                 "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Trust Preferred Securities, to the extent not paid or made by the Issuer: (i) any accumulated and unpaid Distributions (as defined in the Declaration) that are required to be paid on such Trust Preferred Securities, to the extent the Issuer has funds legally available therefor at such time, (ii) the redemption price, including all accumulated and unpaid Distributions to the date of redemption (the "Redemption Price"), to the extent the Issuer has funds legally available therefor at such time, with respect to any Trust Preferred Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary termination, dissolution, winding up or liquidation of the Issuer (other than in connection with the distribution of Subordinated Debentures to the Holders in exchange for Trust Preferred Securities as provided in the Declaration or the conversion or redemption of all of the Trust Preferred Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions on the Trust Preferred Securities to the date of payment, to the extent the Issuer has funds legally available therefor, and (b) the amount of assets of the Issuer, after satisfaction of all liabilities, remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution").

                 "Holder" shall mean any holder, as registered on the books and records of the Issuer of any Trust Preferred Securities; provided, however, that, in determining whether holders of the requisite percentage of Trust Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not apply to Trust Preferred Securities beneficially owned by the Guarantor or any Affiliate of the Guarantor.

                 "Indemnified Person" means the Trust Preferred Guarantee Trustee, any Affiliate of the Trust Preferred Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Trust Preferred Guarantee Trustee.

                 "Liquidation Amount" has the meaning assigned to such term in the Declaration.

                 "Majority in Liquidation Amount of the Trust Preferred Securities" means, except as provided by the Trust Indenture Act, a vote by Holder(s) of Trust Preferred Securities, voting separately as a class, of more than 50% of the aggregate Liquidation Amount of all Trust Preferred Securities.

                 "Officers' Certificate" means, with respect to any Person (who is not an individual), a certificate signed by the Chairman of the Board, the President, a Vice President or the Treasurer, and by an Assistant Treasurer, the Secretary or an Assistant Secretary of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this

Trust Preferred Securities Guarantee (other than pursuant to Section 314(a)(4) of the Trust Indenture Act) shall include:

         (a) A statement that each officer signing the Officers' Certificate has read the covenant or condition and the definition relating thereto;

         (b) A brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

         (c) A statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) A statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

                 "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                 "Responsible Officer" means, with respect to the Trust Preferred Guarantee Trustee, the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president (whether or not designated by a number or a word or words added before or after the title "vice president"), the secretary, any assistant secretary the treasurer, any assistant treasurer, the cashier, any assistant cashier, any senior trust officer, any trust officer or assistant trust officer, or any other officer of the Trust Preferred Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                 "Rights Agreement" means the Amended and Restated Shareholder Rights Agreement dated July 23, 1997, between the Guarantor and the First National Bank of Boston, as rights agent, or any successor to such Rights Agreement.

                 "Senior Indebtedness" means any indebtedness of the Guarantor for money borrowed, except for any such indebtedness that is by its terms subordinated to or pari passu with the Subordinated Debentures.

                 "Subordinated Indenture" means the Subordinated Indenture, dated as of March 1, 1998, between the Company and The Chase Manhattan Bank, as trustee, as supplemented by that certain First Supplemental Indenture, dated as of March 17, 1998, as further amended or supplemented from time to time.

                 "Successor Trust Preferred Guarantee Trustee" means a successor Trust Preferred Guarantee Trustee possessing the qualifications to act as Trust Preferred Guarantee Trustee under Section 4.1.

                 "Trust Common Securities" means the common securities representing subordinated undivided beneficial interests in the assets of the Issuer in accordance with the Declaration that are issued by the Issuer on the Closing Date or Option Closing Date (as such terms are defined in the Underwriting Agreement). All Trust Common Securities issued by the Trust are deemed to have been issued as of the Closing Date.

                 "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                 "Trust Preferred Guarantee Trustee" means The Chase Manhattan Bank, a New York banking corporation, until a Successor Trust Preferred Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Trust Preferred Securities Guarantee and thereafter means each such Successor Trust Preferred Guarantee Trustee.

                 "Trust Preferred Securities" has the meaning assigned to such term in the preamble of this Agreement. All Trust Preferred Securities issued by the Trust are deemed to have been issued as of the Closing Date.

                 "Trust Securities" means the Trust Common Securities together with the Trust Preferred Securities.

                 "Underwriting Agreement" means that certain Underwriting Agreement, dated as of March 11, 1998, among the Sponsor, the Issuer and the several underwriters named therein.


                                   ARTICLE II
                              TRUST INDENTURE ACT

SECTION 2.1      Trust Indenture Act; Application

                 (a) This Trust Preferred Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Preferred Securities Guarantee and shall, to the extent applicable, be governed by such provisions; and

                 (b) If and to the extent that any provision of this Trust Preferred Securities Guarantee limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 2.2      Lists of Holders of Securities

                 (a) The Trust Preferred Guarantee Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Trust Preferred Securities. If the Trust Preferred Guarantee Trustee is not the Registrar under the Declaration, the Guarantor shall furnish to the Trust Preferred Guarantee Trustee semi-annually on or before June 15 and December 15 in each year, and at such other times as the Trust Preferred Guarantee Trustee may request in writing, a list, in such form and as of such date as the Trust Preferred Guarantee Trustee may require, containing all the information in the possession or control of the Registrar under the Declaration, the Guarantor or any of its Paying Agents other than the Trust Preferred Guarantee Trustee as to the names and addresses of Holders of Trust Preferred Securities.

                 (b) The Trust Preferred Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

SECTION 2.3      Reports by the Trust Preferred Guarantee Trustee

                 Within 60 days after May 15 of each calendar year, the Trust Preferred Guarantee Trustee shall provide to the Holders of the Trust Preferred Securities such reports as are required by Section 313(a) of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Trust Preferred Guarantee Trustee shall also comply with the other requirements of Section 313 of the Trust Indenture Act.

SECTION 2.4      Periodic Reports to Trust Preferred Guarantee Trustee

                 The Guarantor shall provide to the Trust Preferred Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act, provided that such compliance certificate shall be delivered on or before 120 days after the end of each fiscal year of the Guarantor.

SECTION 2.5      Evidence of Compliance with Conditions Precedent

                 The Guarantor shall provide to the Trust Preferred Guarantee Trustee such evidence of compliance with the conditions precedent, if any, provided for in this Trust Preferred Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

SECTION 2.6      Guarantee Events of Default; Waiver

                 The Holders of a Majority in Liquidation Amount of Trust Preferred Securities may, by vote, on behalf of the Holders of all of the Trust Preferred Securities, waive any past Guarantee

Event of Default and its consequences. Upon such waiver, any such Guarantee Event of Default shall cease to exist, and any Guarantee Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Trust Preferred Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Guarantee Event of Default or impair any right consequent thereon.

SECTION 2.7      Guarantee Event of Default; Notice

                 (a) The Trust Preferred Guarantee Trustee shall, within 90 days after the occurrence of a Guarantee Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Trust Preferred Securities, notices of all Guarantee Events of Default actually known to a Responsible Officer of the Trust Preferred Guarantee Trustee charged with the administration of this Trust Preferred Securities Guarantee, unless such defaults have been cured before the giving of such notice, provided, that, except in the case of default in any Guarantee Payment, the Trust Preferred Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trust Preferred Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Trust Preferred Securities.

                 (b) The Trust Preferred Guarantee Trustee shall not be deemed to have knowledge of any Guarantee Event of Default unless the Trust Preferred Guarantee Trustee shall have received notice thereof from the Guarantor or a Holder, or a Responsible Officer of the Trust Preferred Guarantee Trustee charged with the administration of the Declaration shall have obtained actual knowledge, of such Guarantee Event of Default.

SECTION 2.8      Conflicting Interests

                 The Declaration shall be deemed to be specifically described in this Trust Preferred Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                                  ARTICLE III
                          POWERS, DUTIES AND RIGHTS OF
                       TRUST PREFERRED GUARANTEE TRUSTEE

SECTION 3.1      Powers and Duties of the Trust Preferred Guarantee Trustee

                 (a) This Trust Preferred Securities Guarantee shall be held by the Trust Preferred Guarantee Trustee for the benefit of the Holders of the Trust Preferred Securities, and the Trust Preferred Guarantee Trustee shall not transfer this Trust Preferred Securities Guarantee to any Person except a Holder of Trust Preferred Securities exercising his or her rights pursuant to
Section 5.4(b) or to a Successor Trust Preferred Guarantee Trustee on acceptance by such Successor Trust Preferred Guarantee Trustee of its appointment to act as Successor Trust Preferred Guarantee Trustee. The right, title and interest of the Trust Preferred Guarantee Trustee shall automatically vest in any Successor Trust Preferred Guarantee Trustee, and such vesting and succession of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Trust Preferred Guarantee Trustee.

                 (b) If a Guarantee Event of Default actually known to a Responsible Officer of the Trust Preferred Guarantee Trustee charged with the administration of this Trust Preferred Securities Guarantee has occurred and is continuing, the Trust Preferred Guarantee Trustee shall enforce this Trust Preferred Securities Guarantee for the benefit of the Holders of the Trust Preferred Securities.

                 (c) The Trust Preferred Guarantee Trustee, before the occurrence of any Guarantee Event of Default and after the curing or waiver of all Guarantee Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Trust Preferred Securities Guarantee, and no implied covenants shall be read into this Trust Preferred Securities Guarantee against the Trust Preferred Guarantee Trustee. In case a Guarantee Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Trust Preferred Guarantee Trustee charged with the administration of this Trust Preferred Securities Guarantee, the Trust Preferred Guarantee Trustee shall exercise such of the rights and powers vested in it by this Trust Preferred Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                 (d) No provision of this Trust Preferred Securities Guarantee shall be construed to relieve the Trust Preferred Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                          (i) Prior to the occurrence of any Guarantee Event of Default and after the curing or waiving of all such Guarantee Events of Default that may have occurred:

                                  (A)      The duties and obligations of the
                 Trust Preferred Guarantee Trustee shall be determined solely by the express provisions of this Trust Preferred Securities Guarantee, and the Trust Preferred Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Preferred Securities Guarantee, and no implied covenants or obligations shall be read into this Trust Preferred Securities Guarantee against the Trust Preferred Guarantee Trustee; and

                                  (B)      In the absence of bad faith on the
                 part of the Trust Preferred Guarantee Trustee, the Trust Preferred Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trust Preferred Guarantee Trustee and conforming to the requirements of this Trust Preferred Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trust Preferred Guarantee Trustee, the Trust Preferred Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Preferred Securities Guarantee;

                          (ii) The Trust Preferred Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trust Preferred Guarantee Trustee, unless it shall be proved that the Trust Preferred Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                          (iii) The Trust Preferred Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in Liquidation Amount of the Trust Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trust Preferred Guarantee Trustee, or exercising any trust or power conferred upon the Trust Preferred Guarantee Trustee under this Trust Preferred Securities Guarantee; and

                          (iv)    No provision of this Trust Preferred
         Securities Guarantee shall require the Trust Preferred Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Trust Preferred Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not assured to it under the terms of this Trust Preferred Securities Guarantee or indemnity, reasonably satisfactory to the Trust Preferred Guarantee Trustee, against such risk or liability is not reasonably assured to it.

SECTION 3.2      Certain Rights of Trust Preferred Guarantee Trustee

                 (a)      Subject to the provisions of Section 3.1:

                          (i) The Trust Preferred Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                          (ii) Any direction or act of the Guarantor contemplated by this Trust Preferred Securities Guarantee shall be sufficiently evidenced by an Officers' Certificate.

                          (iii) Whenever, in the administration of this Trust Preferred Securities Guarantee, the Trust Preferred Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Trust

         Preferred Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

                          (iv) The Trust Preferred Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or reregistration thereof).

                          (v) The Trust Preferred Guarantee Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Trust Preferred Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Preferred Securities Guarantee from any court of competent jurisdiction.

                          (vi) The Trust Preferred Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Preferred Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Trust Preferred Guarantee Trustee such security and indemnity, reasonably satisfactory to the Trust Preferred Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Trust Preferred Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Trust Preferred Guarantee Trustee; provided that, nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Trust Preferred Guarantee Trustee, upon the occurrence of a Guarantee Event of Default, of its obligation to exercise the rights and powers vested in it by this Trust Preferred Securities Guarantee.

                          (vii) The Trust Preferred Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trust Preferred Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                          (viii) The Trust Preferred Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Trust Preferred Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                          (ix) Any action taken by the Trust Preferred Guarantee Trustee or its agents hereunder shall bind the Holders of the Trust Preferred Securities, and the signature of the Trust Preferred Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Trust Preferred Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Trust Preferred Securities Guarantee, both of which shall be conclusively evidenced by the Trust Preferred Guarantee Trustee or its agent taking such action.

                          (x) Whenever in the administration of this Trust Preferred Securities Guarantee the Trust Preferred Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Trust Preferred Guarantee Trustee (i) may request instructions from the Holders of a Majority in Liquidation Amount of the Trust Preferred Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be fully protected in conclusively relying on or acting in accordance with such instructions.

                          (xi) The Trust Preferred Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Trust Preferred Securities Guarantee.

                 (b) No provision of this Trust Preferred Securities Guarantee shall be deemed to impose any duty or obligation on the Trust Preferred Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Trust Preferred Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Trust Preferred Guarantee Trustee shall be construed to be a duty.

SECTION 3.3 Not Responsible for Recitals or Issuance of Trust Preferred Securities Guarantee

                 The recitals contained in this Trust Preferred Securities Guarantee shall be taken as the statements of the Guarantor, and the Trust Preferred Guarantee Trustee does not assume any responsibility for their correctness. The Trust Preferred Guarantee Trustee makes no representation as to the validity or sufficiency of this Trust Preferred Securities Guarantee.

                                   ARTICLE IV
                       TRUST PREFERRED GUARANTEE TRUSTEE

SECTION 4.1      Trust Preferred Guarantee Trustee; Eligibility

                 (a) There shall at all times be a Trust Preferred Guarantee Trustee which shall:

                          (i)     Not be an Affiliate of the Guarantor; and

                          (ii) Be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                 (b) If at any time the Trust Preferred Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Trust Preferred Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

                 (c) If the Trust Preferred Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Trust Preferred Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act, subject to the penultimate paragraph thereof.

SECTION 4.2 Appointment, Removal and Resignation of Trust Preferred Guarantee Trustee

                 (a) Subject to Section 4.2(b), the Trust Preferred Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except during a Guarantee Event of Default. Upon the occurrence and during the continuance of a Guarantee Event of Default, only the Holders of a Majority in Liquidation Amount of the Trust Preferred Securities may appoint or remove the Trust Preferred Guarantee Trustee.

                 (b) The Trust Preferred Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Trust Preferred Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Trust Preferred Guarantee Trustee and delivered to the Guarantor.

                 (c) The Trust Preferred Guarantee Trustee shall hold office until a Successor Trust Preferred Guarantee Trustee shall have been appointed or until its removal or resignation. The Trust Preferred Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Trust Preferred Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Trust Preferred Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Trust Preferred Guarantee Trustee and delivered to the Guarantor and the resigning Trust Preferred Guarantee Trustee.

                 (d) If no Successor Trust Preferred Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section
4.2 within 60 days after delivery of an instrument of removal or resignation, the Trust Preferred Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Trust Preferred Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Trust Preferred Guarantee Trustee.

                 (e) No Trust Preferred Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Trust Preferred Guarantee Trustee.

                 (f) Upon termination of this Trust Preferred Securities Guarantee or removal or resignation of the Trust Preferred Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Trust Preferred Guarantee Trustee all amounts due to the Trust Preferred Guarantee Trustee accrued to the date of such termination, removal or resignation.


                                   ARTICLE V
                                   GUARANTEE

SECTION 5.1      Guarantee

                 The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), if, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

SECTION 5.2      Waiver of Notice and Demand

                 The Guarantor hereby waives notice of acceptance of this Trust Preferred Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.3      Obligations Not Affected

                 The obligations, covenants, agreements and duties of the Guarantor under this Trust Preferred Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                 (a) The release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Trust Preferred Securities to be performed or observed by the Issuer.

                 (b) The extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Optional Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Trust Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Trust Preferred Securities.

                 (c) Any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Trust Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind.

                 (d) The voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

                 (e) Any invalidity of, or defect or deficiency in, the Trust Preferred Securities;

                 (f) The settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                 (g) Any other circumstances whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

                 There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

         SECTION 5.4      Rights of Holders

                 (a) The Holders of a Majority in Liquidation Amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trust Preferred Guarantee Trustee in respect of this Trust Preferred Securities Guarantee or exercising any trust or power conferred upon the Trust Preferred Guarantee Trustee under this Trust Preferred Securities Guarantee, provided, that, subject to Section 3.1, the Trust Preferred Guarantee Trustee shall have the right to decline to follow any such direction if the Trust Preferred Guarantee Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trust Preferred Guarantee Trustee in good faith by its board or trustees, executive committee, or a trust committee of directors or trustees, and/or Responsible Officers shall determine that the action or proceeding so directed would involve the Trust Preferred Guarantee Trustee in personal liability.

                 (b) If the Trust Preferred Guarantee Trustee fails to enforce its rights under the Trust Preferred Securities Guarantee after a Holder of Trust Preferred Securities has made a written request, such Holder of Trust Preferred Securities may institute a legal proceeding directly against the Guarantor to enforce the Trust Preferred Guarantee Trustee's rights under this Trust Preferred Securities Guarantee, without first instituting a legal proceeding against the Issuer, the Trust Preferred Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Guarantor has failed to make a Guarantee Payment, a Holder of Trust Preferred Securities may directly institute a proceeding in such Holder's own name against the Guarantor for enforcement of the Trust Preferred Securities Guarantee for such payment. The Guarantor waives any right or remedy to require that any action be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

SECTION 5.5      Guarantee of Payment

                 This Trust Preferred Securities Guarantee creates a guarantee of payment and not of collection.

SECTION 5.6      Subrogation

                 The Guarantor shall be subrogated to all (if any) rights of the Holders of Trust Preferred Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Trust Preferred Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Trust Preferred Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Trust Preferred Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 5.7      Independent Obligations

                 The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Trust Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Trust Preferred Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.


                                   ARTICLE VI
                      LIMITATION OF TRANSACTIONS; RANKING

SECTION 6.1      Limitation of Transactions

                 So long as any Trust Preferred Securities remain outstanding, if (a) for any distribution period, full distributions on a cumulative basis on any Trust Preferred Securities have not been paid or declared and set apart for payment, (b) an Event of Default (as defined in the Subordinated Indenture) has occurred and is continuing or there shall have occurred and be continuing any event of which the Guarantor has actual knowledge that, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to the Subordinated Debentures, (c) the Guarantor is in default of its obligations under this Trust Preferred Securities Guarantee or the Trust Common Securities Guarantee, or (d) the Guarantor shall have given notice of its selection of an Extension Period (as defined in the Subordinated Indenture) as provided in the Subordinated Indenture with respect to the Subordinated Debentures and shall not have rescinded such notice, or such Extension Period (or any extension thereof) shall be continuing, then, during such period the Guarantor shall not (i) declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to any of its capital stock (except for (x) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, its capital stock and conversions or exchanges of common stock of one class into common stock of another class and (y) redemptions or purchases of any rights pursuant to the Rights Agreement and the issuance of capital stock pursuant to such rights) or (ii) make any payments of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of the Guarantor that rank pari passu with or junior to the Subordinated Debentures (other than (u) any redemption, liquidation, interest, principal or guarantee payment by the Guarantor where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such redemption, liquidation, interest, principal or guarantee payment is being made, (v) payments under this Trust Preferred Securities Guarantee or the Trust Common Securities Guarantee, (w) purchases of Common Stock related to the issuance of Common Stock under any of the Guarantor's benefit plans for its directors, officers or employees, (x) as a result of a reclassification of the Guarantor's capital stock or the exchange or conversion of one series or class of the Guarantor's capital stock for another series or class of the Guarantor's capital stock, (y) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (z) redemptions or purchases of any rights pursuant to the Rights Agreement and the issuance of capital stock pursuant to such rights).

SECTION 6.2      Ranking

                 (a) This Trust Preferred Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor (other than the obligations of the Guarantor under the Trust Common Securities Guarantee, which are subordinate and junior to this Trust Preferred Securities Guarantee to the extent provided therein), (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor or any of its Affiliates and (iii) senior to the Guarantor's common stock. Any similar guarantee given hereafter by the Guarantor with respect to trust preferred securities that is silent as to seniority will rank pari passu with this Trust Preferred Securities Guarantee.


                                  ARTICLE VII
                                  TERMINATION

SECTION 7.1      Termination

                 This Trust Preferred Securities Guarantee shall terminate upon
(i) full payment of the Redemption Price of all Trust Preferred Securities,
(ii) upon the distribution of the Subordinated Debentures to the Holders of all of the Trust Preferred Securities, (iii) upon the conversion of all Trust Preferred Securities pursuant to the Declaration or (iv) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Trust Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Trust Preferred Securities must restore payment of any sums paid under the Trust Preferred Securities or under this Trust Preferred Securities Guarantee.


                                  ARTICLE VIII
                               CERTAIN COVENANTS

SECTION 8.1      Payment of Additional Sums

                 Guarantor covenants and agrees that if and so long as (i) the Issuer is the holder of all the Subordinated Debentures, (ii) a Trust Tax Event (as defined in the Declaration) in respect of the Issuer has occurred and is continuing and (iii) the Guarantor has elected, and has not revoked such election, to pay Additional Sums (as defined in the Declaration) in respect of the Trust

Common Securities and Trust Preferred Securities, the Guarantor will pay to the Issuer such Additional Sums.

SECTION 8.2      Continued Ownership of Trust Common Securities, Etc.

                 The Guarantor covenants and agrees (i) for so long as the Trust Preferred Securities remain outstanding, (a) to maintain directly or indirectly 100% ownership of the Trust Common Securities, provided that certain successor Persons in transactions which are permitted by Article VIII of the Subordinated Indenture may succeed to the Guarantor's ownership of the Trust Common Securities, (b) not to voluntarily terminate, wind-up or liquidate the Issuer, except in connection with (I) a distribution of the Subordinated Debentures to the holders of the Trust Securities in liquidation of the Issuer,
(II) the redemption of all Trust Securities or (III) certain mergers, consolidations or amalgamations permitted by the Declaration, and (c) not to convert Subordinated Debentures except pursuant to a notice of conversion delivered to the Conversion Agent (as defined in the Declaration) by a Holder or by a holder of Trust Common Securities, (ii) to use its reasonable commercial efforts, consistent with the terms and provisions of the Declaration, to cause the Issuer to remain classified as a grantor trust and not taxable as a corporation for United States federal income tax purposes,
(iii) to maintain the reservation for issuance of the number of shares of Common Stock that would be required from time to time upon the conversion of all the Subordinated Debentures then outstanding, (iv) to deliver shares of Common Stock upon an election by a Holder to convert such Trust Preferred Securities into or for Common Stock, and (v) to honor all obligations relating to the conversion or exchange of the Trust Preferred Securities into or for Common Stock or Subordinated Debentures.


                                   ARTICLE IX
                             INDEMNIFICATION, ETC.

SECTION 9.1      Exculpation

                 (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Trust Preferred Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Trust Preferred Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

                 (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and if selected by such Indemnified Person, has been selected by such Indemnified Person with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Trust Preferred Securities might properly be paid.

         SECTION 9.2      Fees, Expenses and Indemnification

                 The Guarantor covenants and agrees to pay to the Trust Preferred Guarantee Trustee from time to time, and the Trust Preferred Guarantee Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Guarantor will pay or reimburse the Trust Preferred Guarantee Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trust Preferred Guarantee Trustee in accordance with any of the provisions of this Trust Preferred Securities Guarantee (including the reasonable compensation and the expenses and disbursements of its counsel and all Persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Guarantor also agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Guarantor under this Section 9.2 shall survive the termination of this Trust Preferred Securities Guarantee or the earlier resignation or removal of the Trust Preferred Guarantee Trustee.


                                   ARTICLE X
                                 MISCELLANEOUS

SECTION 10.1 Successors and Assigns

                 All guarantees and agreements contained in this Trust Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Trust Preferred Securities then outstanding.

SECTION 10.2 Amendments

                 Except with respect to any changes that do not materially adversely affect the rights of Holders (in which case no consent of Holders will be required), this Trust Preferred Securities Guarantee may only be amended with the prior approval of the Holders of at least a Majority in Liquidation Amount of the Trust Preferred Securities. The provisions of the Declaration with respect to consents to amendments (whether at a meeting or otherwise) shall apply to the giving of such approval.

SECTION 10.3 Holding Company Formation, Consolidations and Mergers

                 Notwithstanding anything to the contrary in this Agreement, the Company may form a holding company by merger with or into a single direct or indirect wholly owned subsidiary of the Company, whether under Section 251(g) of the General Corporation Law of Delaware or otherwise, and in connection therewith the Company may sell, lease or transfer any of its properties and assets to such holding company. Upon any consolidation of the Guarantor with, or merger of the Guarantor into, any other Person or any sale, transfer or lease of the properties and assets of the Guarantor as, or substantially as, an entirety by the Guarantor or upon any holding company formation in accordance with the preceding sentence, the successor Person formed by such consolidation or into which the Guarantor is merged or to which such sale, transfer or lease is made, or which constitutes the holding company formed as contemplated in the preceding sentence, shall execute and deliver to the Trust Preferred Guarantee Trustee an instrument of assumption in form satisfactory to the Trust Preferred Guarantee Trustee whereby such successor expressly assumes the due and punctual performance and observance of all of the covenants and conditions of this Trust Preferred Securities Guarantee to be performed by the Guarantor and such successor Person shall thereupon succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Trust Preferred Securities Guarantee with the same effect as if such successor Person had been named originally as the Guarantor herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Trust Preferred Securities Guarantee. Notwithstanding the foregoing, the predecessor Person may elect, at its option, not to be so relieved of such obligations and covenants, provided that the predecessor Person and the successor Person shall agree in writing to be co-obligors jointly and severally with respect to all such obligations and covenants. Concurrently with the delivery to the Trust Preferred Guarantee Trustee of such instrument of assumption, the Guarantor shall deliver to the Trust Preferred Guarantee Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, sale or lease or the formation of such holding company and the transactions effected in connection therewith and the related instrument of assumption comply with this Article and that all conditions precedent herein provided relating to such transaction and assumption have been complied with.

SECTION 10.4 Notices

                 All notices provided for in this Trust Preferred Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

                 (a) If given to the Trust Preferred Guarantee Trustee, at the Trust Preferred Guarantee Trustee's Corporate Trust Office, Attention:
Corporate Trustee, Administration Department.

                 (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Trust Preferred Securities and the Trust Preferred Guarantee Trustee):

                          El Paso Natural Gas Company
                          1001 Louisiana
                          30th Floor
                          Houston, Texas  77002
                          Attention:  Vice President and Treasurer

                 (c) If given to any Holder of Trust Preferred Securities, at the address set forth on the books and records of the Issuer.

                 All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 10.5 Benefit

                 This Trust Preferred Securities Guarantee is solely for the benefit of the Holders of the Trust Preferred Securities and, subject to
Section 3.1(a), is not separately transferable from the Trust Preferred Securities.

SECTION 10.6 Governing Law

                 THIS TRUST PREFERRED SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                 THIS TRUST PREFERRED SECURITIES GUARANTEE is executed as of the day and year first above written.

                                        EL PASO NATURAL GAS COMPANY,
                                        as Guarantor


                                        By: /s/ H. Brent Austin
                                           ------------------------------
                                        H. Brent Austin
                                        Executive Vice President and
                                        Chief Financial Officer





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
                                        THE CHASE MANHATTAN BANK,
                                        as Trust Preferred Guarantee Trustee


                                        By: /s/ Richard Lorenzen
                                            ----------------------------------
                                        Name:   Richard Lorenzen
                                        Title:  Senior Trust Office





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